EXHIBIT 99.1

GSE Reports First Quarter 2013 Results

HOUSTON, TX – May 9, 2013 – GSE Holding, Inc. (the “Company” or “GSE”) (NYSE: GSE), a leading global provider of highly engineered geosynthetic containment solutions for environmental protection and confinement applications, today reported its financial results for the Company’s first quarter of 2013.

Selected financial highlights for the first quarter of 2013:

•	Net sales of $95.1 million vs. $94.9 million in 1Q 2012
•	Gross margin of 13.9% vs. 15.2% in 1Q 2012
•	Adjusted EBITDA of $3.4 million vs. $7.0 million in 1Q 2012
•	Adjusted net loss of $1.9 million or a loss of $0.09 per fully diluted share
•	GAAP net loss of $2.4 million or a loss of $0.12 per fully diluted share, compared to a net loss of $12.8 million or a loss of $0.82 per fully diluted share in 1Q 2012

Mark Arnold, President and Chief Executive Officer stated that “During the first quarter, which has historically been our slowest season, we reported year-over-year revenue growth as a result of the continued adoption of our value-added technology in end-markets such as Oil and Gas Fracking and Coal Ash, as well as steady growth in our legacy Water Containment market. We are encouraged by this trend and expect the continued adoption of our advanced technologies over time. That said, the difficult economic environment in Europe, competitive headwinds in North America and the timing of projects in mining have negatively impacted our overall margins during the quarter.”

First Quarter Summary

Total net sales for the first quarter were $95.1 million, compared to $94.9 million for the prior year period. Strong sales growth in Coal Ash and Oil and Gas helped offset declines in the lumpy mining markets. Gross profit was $13.3 million in the first quarter of 2013 compared to $14.4 million in the prior year period, resulting in gross margin for the first quarter of 2013 to decline to 13.9% from 15.2% in the prior year period. This decline reflects the challenging competitive environment the Company typically faces during the first quarter.

Adjusted EBITDA was $3.4 million compared to $7.0 million in the prior year period.  Adjusted net loss in the first quarter was $1.9 million, or ($0.09) per fully diluted share compared to $1.1 million or ($0.07) per fully diluted share in the prior year period.  GAAP net loss for the quarter was $2.4 million, or ($0.12) per fully diluted share, compared to a net loss of $12.8 million, or ($0.82) per fully diluted share in the prior year period.

“The first quarter saw a competitive landscape much like what GSE has experienced in the years prior to 2011.  While we expect the volume of bidding activity around the world to continue to be robust, we remain cautious about the persistence of this competitive environment and its impact on margins, especially in certain regions.  Despite this headwind, we will continue to focus on our strategy of developing and selling higher margin products and applications, expanding our sales and technical capabilities in key regions and adding approximately 20% more manufacturing capacity in our growing international markets by the beginning of 2014,” Mr. Arnold continued.

Conference Call

GSE will hold a conference call today, May 9, 2013 at 9:30 a.m. Central Time to discuss the Company’s strategy and operating results. The conference call can be accessed by dialing 877-616-4476 (domestic) or 402-875-4763 (international). A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 1-855-859-2056, or for international callers, 1-404-537-3406. The passcode for the live call and the replay is 59577950. The telephonic replay will be available until 11:59 pm (Eastern Time) on May 16, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call via the Investor Relations section of GSE’s website at http://ir.gseworld.com.

Use of Non-GAAP Financial Measures (Adjusted EBITDA and Adjusted Net Income)

Adjusted EBITDA represents net income (loss) before interest expense, income tax expense, depreciation, amortization of intangibles, loss (gain) on foreign currency transactions, restructuring expenses, certain professional fees, stock-based compensation expense, public offering related costs, loss on extinguishment of debt and management fees. Adjusted Net Income represents Net Income attributable to GSE Holding, Inc. before public offering related costs and public offering related interest expense, loss on extinguishment of debt, certain professional fees and management fees.   Adjusted EBITDA and Adjusted Net Income are “non-GAAP financial measures,” and are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA and Adjusted Net Income should not be considered as alternatives to net income, income from continuing operations, earnings per share or any other performance measure derived in accordance with GAAP. The presentation of Adjusted EBITDA and Adjusted Net Income should not be construed to imply that future results will be unaffected by unusual or non-recurring items.  Management believes these measures are meaningful to investors to enhance their understanding of the Company’s financial performance.   Management’s calculation of these measures may not be comparable to similarly titled measures reported by other companies.  A reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, appears in the section of this press release titled “Reconciliation of Net Income (Loss) to Adjusted EBITDA”. A reconciliation of Adjusted Net Income to net Income (loss) appears in the section of this press release titled “Reconciliation of Net Income (Loss) to Adjusted Net Income”.

About GSE Holding, Inc.

GSE is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids, and gases for organizations engaged in waste management, mining, water, wastewater, and aquaculture.

GSE has a long history of manufacturing quality geosynthetic lining systems and developing innovative products. The Company's principal products are polyethylene-based geomembranes, geonets, geocomposites, geosynthetic clay liners, concrete protection liners and vertical barriers. GSE manufactures products primarily to line or cap hazardous and non-hazardous waste landfills; contain materials generated in certain mining processes; and contain water, liquid waste and industrial products in ponds, tanks, reservoirs, sewers, and canals. Headquartered in Houston, Texas, USA, GSE maintains sales offices throughout the world and manufacturing facilities in the United States, Chile, Germany, Thailand and Egypt.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give management’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to management.  Important factors that could cause actual results to differ materially from statements included in this press release can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other documents filed with the SEC.  These documents are available in the Investor Relations section of the Company’s website at http://www.gseworld.com.

The Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects. The forward-looking statements included in this press release are made only as of the date hereof. Management undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Financial Tables

GSE Holding, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$26,781	$18,068
Accounts receivable:
Trade, net	76,763	96,987
Other	3,358	3,626
Inventory, net	77,547	64,398
Deferred income taxes	1,665	1,111
Prepaid expenses and other	8,239	6,681
Income taxes receivable	2,225	1,538
Total current assets	196,578	192,409
Property, plant and equipment, net	72,741	70,172
Goodwill	61,817	58,895
Other assets	21,364	14,622
TOTAL ASSETS	$352,500	$336,098
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,715	$36,632
Accrued liabilities and other	18,114	23,045
Short-term debt	7,281	985
Current portion of long-term debt	3,165	3,147
Total current liabilities	73,275	63,809
Other liabilities	1,176	1,211
Deferred income taxes	1,100	1,078
Long-term debt, net of current portion	177,874	167,282
Total liabilities	253,425	233,380
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock	202	198
Additional paid-in capital	130,919	130,617
Accumulated deficit	(30,819)	(28,372)
Accumulated other comprehensive income (loss)	(1,227)	275
Total stockholders’ equity	99,075	102,718
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$352,500	$336,098

GSE Holding, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Net sales	$95,134	$94,916
Cost of products	81,877	80,528
Gross profit	13,257	14,388
Selling, general and administrative expenses	14,039	10,925
Non-recurring initial public offering related costs	—	9,655
Amortization of intangibles	359	300
Operating loss	(1,141)	(6,492)
Other expenses (income):
Interest expense, net of interest income	3,763	5,747
Other expense (income), net	339	(443)
Loss from continuing operations before income taxes	(5,243)	(11,796)
Income tax (benefit) provision	(2,796)	649
Loss from continuing operations	(2,447)	(12,445)
Loss from discontinued operations, net of income taxes	—	(321)
Net loss	$(2,447)	$(12,766)

Basic and diluted net income (loss) per common share:
Continuing operations	$(0.12)	$(0.80)
Discontinued operations	—	(0.02)
	$(0.12)	$(0.82)
Basic and diluted weighted-average common shares outstanding	19,902	15,496

GSE Holding, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net loss	$(2,447)	$(12,766)
Loss from discontinued operations	—	321
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	4,303	5,273
Stock-based compensation	155	4,306
Changes in operating assets and liabilities, net of effect of acquisitions:
Decrease (increase) in accounts receivable	21,704	(2,689)
Increase in inventory	(12,456)	(23,316)
Increase in accounts payable	5,732	5,382
All other items, net	(9,803)	(621)
Net cash provided by (used in) operating activities – continuing operations	7,188	(24,110)
Net cash used in operating activities – discontinued operations	—	(175)
Net cash provided by (used in) operating activities	7,188	(24,285)
Cash flows from investing activities:
Purchase of property, plant and equipment	(6,013)	(5,507)
Acquisition of business, net of cash acquired	(10,207)	—
Net cash used in investing activities – continuing operations	(16,220)	(5,507)
Cash flows from financing activities:
Proceeds from lines of credit	35,168	23,346
Repayments of lines of credit	(17,839)	(37,194)
Repayments of long-term debt	(383)	(20,751)
Proceeds from the exercise of stock options	153	—
Payments for debt issuance costs	(264)	—
Net proceeds from initial public offering	—	65,927
Net cash provided by financing activities	16,835	31,328
Effect of exchange rate changes on cash – continuing operations	910	(353)
Effect of exchange rate changes on cash – discontinued operations	—	30
Net increase in cash and cash equivalents	8,713	1,213
Cash and cash equivalents at beginning of period	18,068	9,076
Cash and cash equivalents at end of period	$26,781	$10,289

GSE Holding, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2013	2012

Net loss	$(2,447)	$(12,766)
Loss from discontinued operations, net of income tax	—	321
Interest expense, net	3,763	5,747
Income tax (benefit) expense	(2,796)	649
Depreciation and amortization expense	3,724	3,545
Foreign exchange (gain) loss	371	(572)
Restructuring expense	—	60
Professional fees	596	37
Stock-based compensation expense	155	—
Public offering costs	—	9,655
Management fees	—	215
Other	9	133
Adjusted EBITDA	$3,375	$7,024

GSE Holding, Inc.
Reconciliation of Net Loss to Adjusted Net Loss
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2013	2012

Net loss	$(2,447)	$(12,766)
Loss from discontinued operations, net of income tax	—	321
Professional fees	596	37
Management fees	—	215
Public offering costs	—	9,655
Public offering interest related expense	—	1,470
Adjusted net loss	$(1,851)	$(1,068)
Diluted weighted-average common shares outstanding	19,902	15,496
Adjusted loss per fully diluted share	$(0.09)	$(0.07)